                                                  Registration No. 33-
                                                                      ----------

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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                ---------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                     Under

                           THE SECURITIES ACT OF 1933

                                ---------------

                        BROWNING-FERRIS INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

                  DELAWARE                                       74-1673682
(State or other jurisdiction of incorporation or              (I.R.S. Employer
                organization)                                Identification No.)

          757 N. Eldridge                                            77079
           Houston, Texas                                          (Zip Code)
(Address of principal executive offices)


                        Browning-Ferris Industries, Inc.
                           1996 Stock Incentive Plan
                            (Full title of the plan)

                                GERALD K. BURGER
                        Browning-Ferris Industries, Inc.
                                757 N. Eldridge
                              Houston, Texas 77079
                    (Name and address of agent for service)

Telephone number, including area code, of agent for service:  (281) 870-7820

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                                                   Cover continued on next page.

                        CALCULATION OF REGISTRATION FEE


-----------------------------------------------------------------------------------------------------------
                                               Proposed               Proposed
  Title of                 Amount               Maximum               Maximum
Securities to              Being                Offering              Aggregate              Amount of
be Registered            Registered          Price Per Share        Offering Price       Registration Fee
-------------           -------------        ---------------        --------------       ----------------
Common Stock,           10,000,000(1)         $36.1875(2)           $361,875,000(2)          $109,659
$.16-2/3 Par
Value (3)
-----------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416, there are also registered hereby such additional shares of Common Stock as may be issuable by reason of the operation of the anti-dilution provisions of the plan.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) using the average of the high and low prices reported on the New York Stock Exchange transactions tape on October 13, 1997, pursuant to 457(c).

(3) Includes the preferred stock purchase rights associated with the Common Stock.

                                ---------------

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents which have been filed by Browning-Ferris Industries, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

           (a) The Company's Annual Report on form 10-K for the fiscal year ended September 30, 1996,

           (b) The Company's Quarterly Reports on Form 10-Q for the quarterly periods ended December 31, 1996, March 31, 1997 and June 30, 1997,

           (c) The Company's Current Reports on Form 8-K filed October 6, 1997 and October 15, 1997, and

           (d) The description of the Company's common stock set forth under the caption "Capital Stock" in the Company's Registration Statement on Form S-3 filed with the Commission on January 10, 1996, together with any amendment or report filed with the Commission for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

ITEM 4.    DESCRIPTION OF SECURITIES

           Not Applicable

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL

           Not Applicable

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the General Corporation Law of the State of Delaware empowers the Company to, and the By-laws of the Company provide that it shall, indemnify any person who was or is a party or is threatened to be made a party to, or otherwise becomes involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative (formal or informal) other than an action by or in the right of the Company, by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; except that, in the case of an action or suit by or in the right of the Company, no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company, unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine that such person is fairly and reasonably entitled to indemnity for proper expenses.

The Company's By-laws provide, pursuant to Section 145 of the General Corporation Law of the State of Delaware, for indemnification of officers, directors, employees and agents of the Company and persons serving at the request of the Company in such capacities for other business organizations against certain losses, costs, liabilities and expenses incurred by reason of their positions with the Company or such other business organizations.

The Company's Restated Certificate of Incorporation contains a provision which eliminates, to the fullest extent permitted by law, director liability for monetary damages for breaches of fiduciary duty of care.

In addition, the Company has to enter into Indemnity Agreements with each of its directors and with certain officers of the Company designated by the Board of Directors or its Executive Committee. The Indemnity Agreements require that the Company indemnify directors and designated officers who are parties thereto in all cases to the fullest extent permitted by applicable law.

Pursuant to a policy of directors' and officers' liability and corporation reimbursement insurance, the Company's officers and directors are insured, subject to the limits, retention, exceptions and other terms and conditions of such policy, against liability for any actual or alleged breach of duty, neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted while acting in their capacities as directors or officers of the Company.

Pursuant to a number of agreements by which the Company acquired ownership of businesses, the former owners of those businesses individually agreed to indemnify each officer of the Company, each person who may be liable as a director of the Company or as a person who controls or shall have controlled the Company within the meaning of the Securities Act of 1933 (the "Act") against certain liabilities that such officers, directors or controlling persons might incur. Generally, such former owners have agreed to indemnify such officers, directors or controlling persons against any and all damages or liabilities to which such officers, directors or controlling persons may become subject under the Act, the Securities Exchange Act of 1934, state securities laws, the common law or otherwise, including legal and other expenses incurred in connection therewith, but only insofar as such liabilities arise out of or are based upon any untrue statement or omission or alleged omission based upon information furnished to the Company by or on behalf of such former owner for use in certain registration statements filed by the Company under the Act or upon failure of such former owner to provide such information.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED

           Not Applicable

ITEM 8.    EXHIBITS

*4.1    -       Restated Certificate of Incorporation of the Company dated
                October 7, 1991.  (incorporated by reference to Exhibit No.
                3(a) of Form 10-K for the fiscal year ended September 30, 1993.)

*4.2    -       By-laws of the Company, as amended (incorporated by reference to Exhibit No. 3 of the Company's Report on Form 10-Q for the quarterly period ended March 31, 1997.)

 4.3    -       Browning-Ferris Industries, Inc. 1996 Stock Incentive Plan.

4.4     -       Form of the Company's 1996 Stock Incentive Plan Agreement for
                Non-qualified Stock Options.

5       -       Opinion as to the legality of the securities being registered.

23.1    -       Consent of Arthur Andersen L.L.P.

23.2    -       Consent of Counsel (included in the opinion filed as Exhibit 5).

24      -       Powers of Attorney (included under the caption "Powers of
                Attorney and Signatures").

-----------------

*Incorporated by reference.


ITEM 9.    UNDERTAKINGS.

           A.        The undersigned registrant hereby undertakes:

                     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                (i) To include any prospectus required by Section 10(a)(3) of the
                                           Securities Act of 1933;

                                (ii)       To reflect in the prospectus any
                                           facts or events arising after the
                                           effective date of the Registration
                                           Statement (or the most recent
                                           post-effective amendment thereof)
                                           which, individually or in the
                                           aggregate, represent a fundamental
                                           change in the information set forth
                                           in the Registration Statement.
                                           Notwithstanding the foregoing, any
                                           increase or decrease in volume of
                                           securities offered (if the total
                                           dollar value of securities offered
                                           would not exceed that which was
                                           registered) and any deviation from
                                           the low or high and of the estimated
                                           maximum offering range may be
                                           reflected in the form of prospectus
                                           filed with the Commission pursuant
                                           to Rule 424(b) if, in the aggregate,
                                           the changes in volume and price
                                           represent no more than a twenty
                                           percent (20%) change in the maximum
                                           aggregate offering price set forth
                                           in the "Calculation of Registration
                                           Fee" table in the effective
                                           registration statement;

                                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration
                                           Statement or any material change to
                                           such information in the Registration
                                           Statement;

                                Provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
                                Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

                     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





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
                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on this 16th day of October, 1997.

                                       BROWNING-FERRIS INDUSTRIES, INC.
                                                  (Registrant)


                                  By:          /s/ Bruce E. Ranck
                                     -----------------------------------------
                                                   Bruce E. Ranck,
                                                     President,
                                              Chief Executive Officer
                                                    and Director


                       POWERS OF ATTORNEY AND SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated. Each of the undersigned officers and directors of Browning-Ferris Industries, Inc. hereby constitutes and appoints BRUCE E. RANCK, JEFFREY E. CURTISS and RUFUS WALLINGFORD, and each of them singly, acting without the others, as true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



                                           /s/ William D. Ruckelshaus
                                 ---------------------------------------------
                                            William D. Ruckelshaus,
                                             Chairman of the Board
                                                 and Director


                                           /s/ Bruce E. Ranck
                                 ---------------------------------------------
                                              Bruce E. Ranck,
                                        President, Chief Executive
                                           Officer and Director


                                           /s/ Jeffrey E. Curtiss
                                 ---------------------------------------------
                                             Jeffrey E. Curtiss,
                                           Senior Vice President and
                                            Chief Financial Officer

                                           /s/ David R. Hopkins
                                 ---------------------------------------------
                                             David R. Hopkins,
                                       Vice President, Controller and
                                          Chief Accounting Officer

                                           /s/ Gregory D. Brenneman
                                 ---------------------------------------------
                                        Gregory D. Brenneman, Director

                                           /s/ William T. Butler
                                 ---------------------------------------------
                                        William T. Butler, Director

                                           /s/ C. Jackson Grayson, Jr.
                                 ---------------------------------------------
                                       C. Jackson Grayson, Jr., Director

                                           /s/ Gerald Grinstein
                                 ---------------------------------------------
                                        Gerald Grinstein, Director

                                           /s/ Harry J. Phillips, Sr.
                                 ---------------------------------------------
                                     Harry J. Phillips, Sr., Director

                                           /s/ Joseph L. Roberts, Jr.
                                 ---------------------------------------------
                                       Joseph L. Roberts, Jr., Director

                                           /s/ Marc J. Shapiro
                                 ---------------------------------------------
                                        Marc J. Shapiro, Director

                                           /s/ Robert M. Teeter
                                 ---------------------------------------------
                                       Robert M. Teeter, Director

                                           /s/ Marina v.N. Whitman
                                 ---------------------------------------------
                                      Marina v.N. Whitman, Director

Date:    October 16, 1997





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                              INDEX TO EXHIBITS

*4.1   -       Restated Certificate of Incorporation of the Company dated
               October 7, 1991.  (incorporated by reference to Exhibit No.
               3(a) of Form 10-K for the fiscal year ended September 30, 1993.)

*4.2   -       By-laws of the Company, as amended (incorporated by reference to Exhibit No. 3 of the Company's Report on Form 10-Q for the quarterly period ended March 31, 1997.)

4.3    -       Browning-Ferris Industries, Inc. 1996 Stock Incentive Plan.

4.4     -       Form of the Company's 1996 Stock Incentive Plan Agreement for
                Non-qualified Stock Options.

5       -       Opinion as to the legality of the securities being registered.

23.1    -       Consent of Arthur Andersen L.L.P.

23.2    -       Consent of Counsel (included in the opinion filed as Exhibit 5).

24      -       Powers of Attorney (included under the caption "Powers of
                Attorney and Signatures").

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* Incorporated by reference.